Exhibit 99.1

The Medfinders Transaction

Frequently Asked Questions #2

August 24, 2010

1.	When is the transaction expected to close?

a.	Subject to the completion of the debt refinancing and other customary closing conditions, the acquisition is anticipated to close on or before September 1, 2010.

2.	How is the debt refinancing progressing? What are your expectations regarding the interest rate and debt covenants?

a.	The rating agencies, Moody’s Investors Service and Standard & Poors have reviewed our proposed refinancing and noted that from an operational and strategic standpoint, they view our acquisition of Medfinders positively and anticipate the combination of AMN and Medfinders will create a stronger company with greater scale in healthcare staffing and workforce management services. As anticipated, with the higher debt levels, each agency has indicated a one-notch downgrade to their corporate family rating for AMN.

Since we have not closed the transaction yet, we cannot comment on the specific debt interest rates we contemplate, but we can update you on the proposed debt structure which has changed slightly from our press release announcing the transaction. Initially, we proposed to amend and extend our current senior facilities to increase the Term B facility to $175 million and permit the issuance of $50 million in a second lien. As a result of the syndication process, we have increased the Term B facility to $185 million and lowered the second lien to $40 million. With regard to the rates, preliminary indications from potential lenders have been consistent with our original expectations on a weighted average basis. With respect to the underlying covenants, the room contemplated relative to the overall debt is consistent with the covenants of our recent refinancing.

3.	What is the payor mix of Medfinders’ home healthcare business?

a.	Currently, less than 20% of Medfinders’ home healthcare revenues are from Medicare. This is lower than typically experienced across the larger home healthcare companies. Opportunities exist for Medfinders to provide care to an underserved Medicare population that is expected to grow. For example, Medfinders recently received a Certificate of Need in Hawaii, and can now provide home healthcare services to this growing elderly population that is currently underserved by Medicare.

4.	Could AMN Healthcare have successfully grown its managed services business organically without having to acquire Medfinders?

a.	AMN Healthcare has been growing its managed services business for some time now, and has seen success. For example, during the first quarter of 2010 we implemented one of the largest managed services programs in the nation. Our success notwithstanding, Medfinders has been offering managed service provider solutions (“MSP”) for twice as long as us and is recognized as an industry leader for full-service MSP implementations. The acquisition of Medfinders will better equip us to serve our existing MSP clients and provides revenue synergy opportunities for our collective MSP clients.

Part of Medfinders’ success has been its strategic approach of selectively establishing local offices only in locations where they have managed services contracts. This practice met the specific preference some healthcare facilities have of selecting a provider with a local per diem presence as their MSP vendor. At the same time, Medfinders differentiated itself from pure-play per diem companies by keeping its infrastructure from being overburdened with local offices that do not benefit from the synergistic demand created by MSP contracts.

5.	Did you engage an independent financial advisor?

a.	SunTrust Robinson Humphrey was selected as our financial advisor to provide assistance to our board of directors in connection with its consideration of the financial terms of the proposed acquisition of Medfinders.

6.	We understand you are issuing approximately 6.3 million shares of common stock and 5.7 million shares of conditional convertible preferred stock that will require an affirmative vote of the shareholders before their conversion features can become effective. Why did you adopt this approach to issuing shares?

a.	Given the number of shares of stock that would need to be issued in connection with the acquisition, we determined, under NYSE Rules, we either needed to (i) issue a portion of the shares as non-voting shares and seek subsequent shareholder approval to convert the shares to voting shares or (ii) seek shareholder approval in advance of the closing of the acquisition. Prior to formally engaging a financial advisor, we had discussions with an investment banking firm we were considering retaining (but ultimately did not retain) regarding the transaction. In those discussions, the investment banking firm indicated reservations regarding the proposed structure of the transaction, in particular, the stockholder approval of the conversion of the non-voting preferred stock to voting preferred stock after the closing date of the acquisition. We anticipated that the option of pursuing a shareholder vote in advance of the close of the transaction would result in a delay in the closing of the transaction from the date that it was signed and announced of 120 days or more. We felt a delay of this length would be detrimental, by creating confusion and uncertainty, to both the AMN and Medfinders’ business operations and would not be acceptable to either party in the transaction, and thus structured the transaction to provide for conditional convertibility of the preferred shares, subject to shareholder approval.

Throughout the acquisition process, we engaged the New York Stock Exchange and advised them of the acquisition structure and terms, notably, the terms and conditions of the preferred securities, including the liquidation preference, dividend rate and convertibility, and have not received any expressions of concern or objection.

7.	Why did you decide to use equity as part of the consideration for purchasing Medfinders?

a.	While we certainly did not feel our stock was valued at a full value at the time we entered into discussions with the Medfinders shareholders, we did look at the relative valuation of Medfinders using a multiple similar to that which shareholders were applying to us taking into account some of the synergies we could achieve. Based on this approach, we believed it was in the best interest of AMN to balance the use of both debt and equity to provide a solid platform for growth.

8.	Did you consider doing a stock buyback in lieu of an acquisition?

a.	In evaluating the best use of cash flow, a stock buyback is always an option considered, particularly if management believes the company’s stock price is undervalued. However, we believe that the Medfinders acquisition provides a better long term return to AMN Healthcare because of the strategic value.

Special Note Regarding Forward-Looking Statements

These Frequently Asked Questions contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include our expectations regarding the transaction closing date, terms of the debt agreement, home healthcare opportunities, managed services program synergies, determination of the valuation, and the terms and benefits of the acquisition transaction. Forward-looking statements are identified by words such as “believe,” “anticipate,” “expect,” “intend,” “plan,” “will,” “may” and other similar expressions. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. The Company based these forward-looking statements on management’s current expectations and projections about future events. All forward looking statements involve risks and uncertainties. Factors that could cause actual results to differ from those implied by the forward-looking statements found in these Frequently Asked Questions are set forth in our Annual Report on Form 10-K for the year ended December 31, 2009, our Quarterly Reports on Form 10-Q, and our Current Reports on Form 8-K. These statements reflect our current beliefs based upon information now available to us. The Company assumes no obligation to update any forward-looking statement.

Important Information

AMN Healthcare intends to file a proxy statement and other relevant materials with the SEC to obtain shareholder approval of (i) the convertibility of the preferred stock to be issued to Medfinders’ shareholders in the acquisition into shares of AMN Healthcare common stock and (ii) the voting rights of such preferred stock (the “Stockholder Approval”). INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE STOCKHOLDER APPROVAL. The proxy statement, any amendments or supplements to the proxy statement and other relevant documents filed by AMN Healthcare with the SEC will be available free of charge through the web site maintained by the SEC at www.sec.gov or by calling the SEC at telephone number 1-800-SEC-0330. Free copies of these documents may also be obtained from AMN Healthcare’s website at www.amnhealthcare.com or by writing to: AMN Healthcare Services, Inc., 12400 High Bluff Drive, Suite 100, San Diego, California 92130, Attention: Investor Relations.

AMN Healthcare and its directors and executive officers are deemed to be participants in the solicitation of proxies from the stockholders of AMN Healthcare in connection with the Stockholder Approval. Information regarding AMN Healthcare’s directors and executive officers is included in AMN Healthcare’s definitive proxy statement for its 2010 annual meeting of stockholders held on April 14, 2010, which was filed with the SEC on March 12, 2010. Other information regarding the participants in such proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the proxy statement to be filed in connection with the Stockholder Approval.

Cautionary Statement

The issuance of the securities in the transactions described in this FAQ have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. This FAQ shall not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any jurisdiction or state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction or state.